                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  November 28, 1997
                                                   (January 6, 1997)
                                                   -----------------

                            SPIEKER PROPERTIES, L.P.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                    33-98372-01               94-3188774
-------------------------------        ------------          -------------------
(State or other jurisdiction of        (Commission             (IRS Employer
 incorporation or organization)        File Number)          Identification No.)

     2180 SAND HILL ROAD, MENLO PARK, CA                            94025
----------------------------------------------                ------------------
  (Address of principal executive offices)                       (Zip code)

                                 (650) 854-5600
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

This document consists of 22 pages.

                            SPIEKER PROPERTIES, L.P.
                                 CURRENT REPORT
                                       ON
                                    FORM 8-K

Item 5.  Other Events

The following operating properties were or are to be acquired by Spieker Properties, L.P. from unrelated parties between September 23, 1997, and November 28, 1997, or expected date of acquisition. Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" and collectively with Spieker Properties, Inc. referred to as the "Company"):

Unaudited Pending Property Acquisitions

The City Office Portfolio, a 730,000 square foot office portfolio located in Orange, California, is expected to be acquired in the first quarter of 1998 for $97.2 million.

San Jose Concourse, a 541,000 square foot office complex located in San Jose, California, is expected to be acquired in the first quarter of 1998. The purchase price of $170.1 million also includes 6.6 acres of entitled land which will accommodate an additional 331,000 square foot office building and a 960 stall parking garage.

ABAM Building, a 50,000 square foot office building located in Federal Way, Washington, is expected to be acquired in December 1997 for $4.9 million.

Douglas Center, a 100,000 square foot office building located in Roseville, California, is expected to be acquired in December 1997 for $12.0 million.

11999 San Vicente, a 55,457 square foot office building located in Brentwood, California, is expected to be acquired in December 1997 for $12.5 million.

Unaudited Property Acquisitions

Tower 17, a 227,781 square foot office building located in Irvine, California, was acquired on September 25, 1997, for $40.1 million.

Johnson Ranch Corporate Center, a 127,059 square foot office complex located in Roseville, California, was acquired on October 1, 1997, for $20.5 million.

San Mateo Baycenter II, a 119,152 square foot office building located in San Mateo, California, was acquired on October 1, 1997, for $24.9 million from a Spieker Partners related entity (certain officers of the Company are partners in Spieker Partners).

Southgate Office Plaza, a 268,347 square foot office complex located in Renton, Washington, was acquired on October 10, 1997, for $31.0 million.

Borregas Avenue, a 39,899 square foot industrial building located in Sunnyvale, California, was acquired on October 15, 1997, for $3.1 million.

California Circle, a 95,545 square foot industrial complex located in Milpitas, California, was acquired on October 16, 1997, for $10.2 million.

La Jolla Centre I, a 154,320 square foot office building located in La Jolla, California, was acquired on October 24, 1997, for $29.5 million.

Park Plaza, a 66,745 square foot office building located in San Diego, California, was acquired on October 24, 1997, for $9.5 million.

Audited Property Acquisitions

Plaza Center/U.S. Bank Center, a 458,000 square foot office complex located in Bellevue, Washington, was acquired on November 4, 1997, for $80.5 million.

WCB Portfolio, a 6,354,450 square foot portfolio consisting primarily of office and industrial properties located in California, Oregon, Washington, Colorado, Arizona, New Mexico, Texas, Florida, Massachusetts, Michigan and Pennsylvania the majority of which was acquired November 17, 1997, for $725.0 million. The remainder is expected to close in December 1997.

The costs shown above for each acquisition represent the initial cost at the time of acquisition.

Acquisitions - General

The properties were or are to be acquired using funds provided by the Company's unsecured line of credit, short-term floating rate bridge financing, the issuance of unsecured investment grade rated debt, the assumption of mortgages, operating partnership units, convertible preferred operating partnership units issued to certain of the sellers, common stock and preferred stock.

The Company believes these acquisitions are consistent with the Company's objective of becoming the preeminent real estate operating company focusing on industrial and suburban office property in selected western United States markets. In assessing the properties acquired, the Company considered current operations, including occupancy levels, rental rates, expenses and ongoing capital requirements. Further, the Company's management considered the rental market for the type and location of the acquired property and, where applicable, the cost of building improvements.

The pending acquisitions of The City Office Portfolio and San Jose Concourse involve a significant amount of assets, defined by rule 3-14 of regulation S-X to be an amount in excess of 10% of the total assets of the Company based on the last audited balance sheet (i.e. December 31, 1996). Additional acquisitions, while not considered individually "significant", may in the aggregate be significant. Certain unaudited historical and pro forma financial information concerning The City Office Portfolio, San Jose Concourse and other properties referred to herein is provided in Item 7 of this Current Report on Form 8-K. Audited financial statements of the Plaza Center/U.S. Bank Center were previously reported in the November 21, 1997, Report on Form 8-K. Audited financial statements of the WCB Portfolio were previously reported in the October 10, 1997, Report on Form 8-K/A.

In aggregate, the Company has or will have acquired 13 properties and two portfolios totaling 9.4 million square feet of rentable space during the period from September 23, 1997, to November 28, 1997, or expected date of acquisition, for $1.3 billion.

Dispositions

The following operating properties are to be disposed of by Spieker Properties, L.P. to unrelated parties subsequent to September 23, 1997:

Arden Square, a 100,162 square foot retail center located in Sacramento, California, is currently under contract and is expected to be disposed of by December 31, 1997, for $10.3 million.

Arden Office, a 52,313 square foot office building located in Sacramento, California, is currently under contract and is expected to be disposed of in early December 1997 for $3.4 million.

Howe Avenue Office, a 118,473 square foot office complex located in Sacramento, California is currently under contract and is expected to be disposed of in early December 1997 for $8.8 million.

Two investments in mortgages with Spieker Northwest, Inc. an affiliate of the Company were repaid in the amount of $16.7 million in October and November 1997.

Other

As previously reported on Form 8-K dated June 27, 1997, the Company acquired seventeen properties totaling 4.4 million square feet of net rentable space for $523.1 million and disposed of seven properties totaling 0.7 million square feet of net rentable space for $78.4 million during the period from January 1, 1997, to June 27, 1997.

As previously reported on Form 8-K dated September 22, 1997, the Company acquired eight properties and two portfolios totaling 9.3 million square feet of rentable space for $996.3 million and disposed of one property totaling 49,750 square feet for $2.4 million during the period from June 28, 1997, to September 22, 1997.

The acquired properties, pending acquisitions, disposed properties and the properties previously reported in the June 27, 1997, Form 8-K and the September 22, 1997, Form 8-K represent the Acquired Properties, Pending Acquisitions and Disposed Properties included in the pro forma financials included in Item 7 of this Current Report on Form 8-K.

As of November 28, 1997, including pending acquisitions and pending dispositions, the Company owns or will own 38.4 million square feet of properties, consisting of 18.1 million square feet of office properties, 19.6 million square feet of industrial properties and .7 million square feet of retail properties.

Item 7. Financial Statements and Exhibits.

(a)       (i)    Statements of Revenues and Certain Expenses for San Jose
                        Concourse

                    Statements of Revenues and Certain Expenses for the nine
                       months ended September 30, 1997, and for the year ended December 31, 1996

                    Notes to Unaudited Statements of Revenues and Certain
                       Expenses for the nine months ended September 30, 1997, and for the year ended December 31, 1996

          (ii) Statements of Revenues and Certain Expenses for The City Office Portfolio

                    Unaudited Statements of Revenues and Certain Expenses for
                       the nine months ended September 30, 1997, and for the year ended December 31, 1996

                    Notes to Unaudited Statements of Revenues and Certain
                       Expenses for the nine months ended September 30, 1997, and for the year ended December 31, 1996

          (iii) Combined Statements of Revenues and Certain Expenses for the 1997 Acquisitions

                    Unaudited Combined Statements of Revenues and Certain
                       Expenses for the period from January 1, 1997, to the earlier of September 30, 1997, or date of acquisition and for the year ended December 31, 1996

                    Notes to Unaudited Combined Statements of Revenues and
                       Certain Expenses for the period from January 1, 1997, to the earlier of September 30, 1997, or date of acquisition and for the year ended December 31, 1996

(b)       Pro Forma Financial Information

          Pro Forma Condensed Consolidated Balance Sheet as of September 30,
             1997 Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1997, and for the year ended December 31, 1996

          Notes and adjustments to Pro Forma Condensed Consolidated Financial
             Statements

(c)       Exhibits

                            SPIEKER PROPERTIES, L.P.

             UNAUDITED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             FOR SAN JOSE CONCOURSE
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)


                                                    Nine Months Ended          Year Ended
                                                    September 30, 1997      December 31, 1996
                                                    ------------------      -----------------
RENTAL REVENUES                                          $  9,006               $ 10,679

CERTAIN EXPENSES:
   Rental expenses                                          2,197                  2,830
   Real estate taxes                                          556                    769
                                                         --------               --------
                                                            2,753                  3,599
                                                         --------               --------
REVENUES IN EXCESS OF CERTAIN EXPENSES                   $  6,253               $  7,080
                                                         ========               ========

    The accompanying notes are an integral part of these combined statements.

                            SPIEKER PROPERTIES, L.P.

         NOTES TO UNAUDITED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             FOR SAN JOSE CONCOURSE
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)

1.      Basis of Presentation and Summary of Significant Accounting Policies:

        Properties Acquired

        The accompanying unaudited statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of San Jose Concourse (the "Property") to be acquired by Spieker Properties, L.P. (the "Company") in the first quarter of 1998. Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

        Basis of Presentation

        The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

        In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Property.

        Revenue Recognition

        All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

2.      Leasing Activity:

        The minimum future rental revenues from leases in effect as of October 1, 1997, for the remainder of 1997 and annually thereafter are as follows:

             Year                                        Amount
             ----                                     ---------
             1997 (three months)                      $   2,964
             1998                                        11,075
             1999                                         9,716
             2000                                         7,205
             2001                                         4,761
             Thereafter                                   6,542
                                                      ---------
                                                      $  42,263
                                                      =========

        In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $253 for the nine months ended September 30, 1997, and $417 for the year ended December 31, 1996. Certain leases contain options to renew.

                            SPIEKER PROPERTIES, L.P.

              UNAUDITED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                          FOR THE CITY OFFICE PORTFOLIO
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)


                                               Nine Months Ended          Year Ended
                                               September 30, 1997      December 31, 1996
                                               ------------------      -----------------
RENTAL REVENUES                                     $  6,483               $  9,049

CERTAIN EXPENSES:
   Rental expenses                                     2,614                  3,508
   Real estate taxes                                     382                    674
                                                    --------               --------
                                                       2,996                  4,182
                                                    --------               --------
REVENUES IN EXCESS OF CERTAIN EXPENSES              $  3,487               $  4,867
                                                    ========               ========

                            SPIEKER PROPERTIES, L.P.

          NOTES TO UNAUDITED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                          FOR THE CITY OFFICE PORTFOLIO
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (dollars in thousands)


1.      Basis of Presentation and Summary of Significant Accounting Policies:

        Properties Acquired

        The combined unaudited statements of revenues and certain expenses (see "Basis of Presentation" below) include the operations of The City Office Portfolio (the "Properties") to be acquired by Spieker Properties, L.P. (the "Company") in January 1998. Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

        Basis of Presentation

        The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Properties; however, the Company is not aware of any material factors relating to the Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist primarily of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Properties.

        In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Properties.

        Revenue Recognition

        All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the term of the leases.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.       Leasing Activity:

         The minimum future rental revenues due under noncancelable operating leases in effect as of October 1, 1997, for the remainder of 1997 and annually thereafter are as follows:

           Year                                       Amount
           ----                                       ------
           1997 (three months)                        $ 2,212
           1998                                         9,253
           1999                                        13,102
           2000                                        14,001
           2001                                        14,756
           Thereafter                                  19,771
                                                      -------
                                                      $73,095
                                                      =======

         In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $268 for the nine months ended September 30,1996, (unaudited) and $213 for the year ended December 31, 1996. Certain leases contain options to renew.

                            SPIEKER PROPERTIES, L.P.

         UNAUDITED COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                            FOR THE 1997 ACQUISITIONS
             FOR THE PERIOD FROM JANUARY 1, 1997, TO THE EARLIER OF
                   SEPTEMBER 30, 1997, OR DATE OF ACQUISITION
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)


                                                           January 1, 1997,
                                                           to the earlier of
                                                         September 30, 1997, or           Year Ended
                                                          Date of Acquisition         December 31, 1996
                                                         ----------------------       -----------------
RENTAL REVENUES                                                $ 16,177                   $ 21,043

CERTAIN EXPENSES
   Rental expenses                                                4,250                      5,492
   Real estate taxes                                              1,315                      1,792
                                                               --------                   --------
                                                                  5,565                      7,284
                                                               --------                   --------
RENTAL REVENUE IN EXCESS OF CERTAIN EXPENSES                   $ 10,612                   $ 13,759
                                                               ========                   ========


The accompanying notes are an integral part of these unaudited, combined statements.

                            SPIEKER PROPERTIES, L.P.
     NOTES TO UNAUDITED COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                            FOR THE 1997 ACQUISITIONS
             FOR THE PERIOD FROM JANUARY 1, 1997, TO THE EARLIER OF
                   SEPTEMBER 30, 1997, OR DATE OF ACQUISITION
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                             (dollars in thousands)

1.      Basis of Presentation and Summary of Significant Accounting Policies:

        Properties Acquired

        The combined statements of revenues and certain expenses (see "Basis of Presentation" below) include the combined operations of the properties (the "Properties") acquired or to be acquired by Spieker Properties, L.P. during the period from September 23, 1997, to November 28, 1997, or date of acquisition (the "1997 Property Acquisitions"). Spieker Properties, Inc. owns an approximate 87.0% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

              Property Name                       Location
              -------------                       --------
              Tower 17                            Irvine, CA
              Johnson Ranch Corporate Center      Roseville, CA
              San Mateo Baycenter II              San Mateo, CA
              Southgate Office Plaza              Renton, WA
              Borregas Avenue                     Sunnyvale, CA
              California Circle                   Milpitas, CA
              La Jolla Centre I                   La Jolla, CA
              Park Plaza                          San Diego, CA
              ABAM Building                       Federal Way, WA
              Douglas Center                      Roseville, CA
              11999 San Vicente                   Brentwood, CA

        Basis of Presentation

        The accompanying combined statements of revenue and certain expenses are not representative of the actual operations of the Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Properties; however, the Company is not aware of any material factors relating to the Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist primarily of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Properties.

        In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the combined statements of revenues and certain expenses for the Properties.

        Revenue Recognition

        All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.      Leasing Activity:

        The minimum future rental revenues, due under noncancelable operating leases in effect as of October 1, 1997, for the remainder of 1997 and annually thereafter are as follows:

              Year                                        Amount
              ----                                       --------
              1997 (three months)                        $  4,718
              1998                                         19,523
              1999                                         16,419
              2000                                         13,778
              2001                                         10,648
              Thereafter                                   10,178
                                                         --------
                                                         $ 75,264
                                                         ========

        In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $1,534 for the period from January 1, 1997, to the earlier of September 30, 1997, or date of acquisition and $1,845 for the year ended December 31, 1996. Certain leases contain options to renew.

                            SPIEKER PROPERTIES, L.P.

                         PRO FORMA FINANCIAL INFORMATION


        The unaudited, pro forma condensed consolidated balance sheet as of September 30, 1997, reflects the incremental effect of the acquired properties, pending acquisitions and disposed properties (collectively, the "Acquired Properties, Pending Acquisitions and Disposed Properties") described in Item 5 of this Current Report on Form 8-K as if such transactions occurring after September 30, 1997, had all occurred on September 30, 1997. The accompanying unaudited, pro forma condensed consolidated statements of operations for the nine months ended September 30, 1997, and the year ended December 31, 1996, reflect (i) the incremental effect of the Acquired Properties, Pending Acquisitions and Disposed Properties described in Item 5; (ii) the incremental effect of the acquisition of 4.7 million net rentable square feet of property and two mortgages during 1996 and (iii) certain other adjustments as if such transactions and adjustments had all occurred on January 1, 1996.

        These statements should be read in conjunction with respective consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and its Annual Report on Form 10-K for the year ended December 31, 1996. In the opinion of management, the unaudited, pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Acquired Properties, Pending Acquisitions and Disposed Properties.

        These pro forma statements may not necessarily be indicative of the results that would have actually occurred if the acquisitions had been in effect on the date indicated, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

        These pro forma statements may also not necessarily be indicative of the Company's final financing plans to meet its financial requirements in connection with the acquisitions described herein. See footnotes (c) and (d).

                            SPIEKER PROPERTIES, L.P.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                       (unaudited, dollars in thousands)


                                                                                                         Common Stock
                                                                 Acquired               Debt          and Preferred Stock
                                          Historical (a)       Properties (b)       Issuances (c)        Issuances (d)
                                          ------------         ------------         ------------      -------------------
ASSETS
Investment in real estate, net            $  2,175,049         $    934,169         $         --         $         --
Cash and cash equivalents                       38,786             (771,012)             397,950              492,602
Deferred financing and
 leasing costs, net                             26,453                   --                2,050                   --
Other assets                                    38,979                   --                   --                   --
                                          ------------         ------------         ------------         ------------
   Total assets                           $  2,279,267         $    163,157         $    400,000         $    492,602
                                          ============         ============         ============         ============
LIABILITIES
Mortgage loans                            $     84,863         $     12,076         $         --         $         --
Unsecured line of credit                       138,000               68,575                   --              (78,560)
Unsecured notes                                935,000                   --              200,000                   --
Bridge Loan                                         --                   --              200,000                   --
Other liabilities                               98,860                   --                   --                   --
                                          ------------         ------------         ------------         ------------
   Total liabilities                         1,256,723               80,651              400,000              (78,560)
                                          ------------         ------------         ------------         ------------
MINORITY INTEREST                               (1,265)                  --                   --                   --
                                          ------------         ------------         ------------         ------------
PARTNERS' CAPITAL
General Partners                               949,789                   --                   --              571,162
Limited Partners Retained earnings              74,020               82,506                   --                   --
                                          ------------         ------------         ------------         ------------
   Total Partners' Capital                   1,023,809               82,506                   --              571,162
                                          ------------         ------------         ------------         ------------
                                          $  2,279,267         $    163,157         $    400,000         $    492,602
                                          ============         ============         ============         ============

                                             Pending             Property
                                         Acquisitions (e)     Dispositions (f)       Pro Forma
                                         ---------------      ----------------      ------------
ASSETS
Investment in real estate, net            $    296,700         $    (33,515)        $  3,372,403
Cash and cash equivalents                     (193,600)              39,274                4,000
Deferred financing and
 leasing costs, net                                 --                   --               28,503
Other assets                                        --                   --               38,979
                                          ------------         ------------         ------------
   Total assets                           $    103,100         $      5,759         $  3,443,885
                                          ============         ============         ============
LIABILITIES
Mortgage loans                            $         --         $         --         $     96,939
Unsecured line of credit                       103,100                   --              231,115
Unsecured notes                                     --                   --            1,135,000
Bridge Loan                                         --                   --              200,000
Other liabilities                                   --                   --               98,860
                                          ------------         ------------         ------------
   Total liabilities                           103,100                   --            1,761,914
                                          ------------         ------------         ------------
MINORITY INTEREST                                   --                   --               (1,265)
                                          ------------         ------------         ------------
PARTNERS' CAPITAL
General Partners                                    --                5,759            1,526,710
Limited Partners                                    --                   --              156,526
                                          ------------         ------------         ------------
   Total Partners' Capital                          --                5,759            1,683,236
                                          ------------         ------------         ------------
                                          $    103,100         $      5,759         $  3,443,885
                                          ============         ============         ============


        The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
            (unaudited, dollars in thousands, except per share data)

                                                                          1997               1997
                                                                        Acquired            Pending
                                                 Historical (a)       Properties (h)     Acquisitions (i)
                                                 --------------       --------------     ----------------
REVENUES
  Rental income                                  $    221,424         $    119,193        $     18,347
  Interest and other income                             4,767                   --                  --
                                                 ------------         ------------        ------------
  Total revenue                                       226,191              119,193              18,347
                                                 ------------         ------------        ------------

OPERATING EXPENSES
  Rental expenses                                      44,514               25,265               5,632
  Real estate taxes                                    17,077                9,296               1,162
  Interest expense, including
   amortization of finance costs                       40,914                   --                  --
  Depreciation and amortization                        36,457               19,219               4,362
  General and administrative and                       10,255                   --                  --
                                                 ------------         ------------        ------------
  other expenses
     Total operating expenses                         149,217               53,780              11,156
                                                 ------------         ------------        ------------
Income from operations before
   disposition of property and
   minority interests                                  76,974               65,413               7,191
                                                 ------------         ------------        ------------

Minority interests share in net income                    (13)                  --                  --
                                                 ------------         ------------        ------------

Net income before disposition of property        $     76,961         $     65,413        $      7,191
                                                 ============         ============        ============
Net income per operating partnership unit        $       1.40
                                                 ============
Weighted average operating
  partnership units outstanding                    55,137,432
                                                 ============

                                                  Property               Other
                                                Dispositions(j)        Adjustments              Pro Forma
                                                ---------------       ------------            ------------
REVENUES
  Rental income                                  $     (7,772)        $    (18,362)(k)        $    332,830
  Interest and other income                              (342)              12,828(l)               17,253
                                                 ------------         ------------            ------------
  Total revenue                                        (8,114)              (5,534)                350,083
                                                 ------------         ------------            ------------
OPERATING EXPENSES
  Rental expenses                                      (1,415)              (4,020)(k)              69,976
  Real estate taxes                                      (720)              (1,514)(k)              25,301
  Interest expense, including
    amortization of finance costs                          --               44,217 (m)              85,131
  Depreciation and amortization                          (511)              (2,888)(k)              56,639
  General and administrative and
    other expenses                                         --                   --                  10,255
                                                 ------------         ------------            ------------

     Total operating expenses                          (2,646)              35,795                 247,302
                                                 ------------         ------------            ------------

Income from operations before
   disposition of property and                         (5,468)             (41,329)                102,781
                                                 ------------         ------------            ------------
   minority interests

Minority interests share in net income                   --                   --                       (13)
                                                 ------------         ------------            ------------

Net income before disposition of property        $     (5,468)        $    (41,329)           $    102,768
                                                 ============         ============            ============
Net income per operating partnership unit                                                     $       1.47
                                                                                              ============
Weighted average operating
  partnership units outstanding                                                                 69,983,487
                                                                                              ============

        The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (unaudited, dollars in thousands, except share data)


                                                        1996 Acquired         1997             1997
                                                       Properties and       Acquired          Pending
                                     Historical(a)      Mortgages (g)     Properties (h)   Acquisitions (i)
                                     -------------     --------------     --------------   ----------------
REVENUES
  Rental income                      $    196,471       $     27,526      $    215,126      $     23,260
  Interest and other income                 4,228                 90                --                --
                                     ------------       ------------      ------------      ------------
   Total Revenues                         200,699             27,616           215,126            23,260
                                     ------------       ------------      ------------      ------------

OPERATING EXPENSES
  Rental expenses                          34,690              7,216            50,441             7,327
  Real estate taxes                        15,510              2,188            15,554             1,755
  Interest expense                         37,235                 --                --                --
  Depreciation and
    amortization                           37,385              3,723            34,373             5,815
  General and
    administrative and
    other expenses                         10,115                 --                --                --
                                     ------------       ------------      ------------      ------------
   Total operating expenses               134,935             13,127           100,368            14,897
                                     ------------       ------------      ------------      ------------
Income from operations before
  disposition or property
  and minority interests                   65,764             14,489           114,758             8,363
                                     ------------       ------------      ------------      ------------
Minority interests share
  of net income                               (23)                --                --                --
                                     ------------       ------------      ------------      ------------
Net income before
  disposition of property            $     65,741       $     14,489      $    114,758      $      8,363
                                     ============       ============      ============      ============
Net income per operating
  partnership unit                   $       1.55
                                     ============
Weighted average operating
  partnership units outstanding        42,460,471
                                     ============

                                      Property             Other
                                    Dispositions (j)    Adjustments             Pro Forma
                                    ----------------    ------------          ------------
REVENUES
  Rental income                      $    (22,034)      $    (23,917)(k)      $    416,432
  Interest and other income                    --             16,431 (l)            20,749
                                     ------------       ------------          ------------
   Total Revenues                         (22,034)            (7,486)              437,181
                                     ------------       ------------          ------------
OPERATING EXPENSES
  Rental expenses                          (2,724)            (5,560)(k)            91,390
  Real estate taxes                        (2,142)            (1,926)(k)            30,939
  Interest expense                             --             78,931 (m)           116,166
  Depreciation and
    amortization                           (3,452)            (3,850)(k)            73,994
  General and
    administrative and
    other expenses                             --                 --                10,115
                                     ------------       ------------          ------------
   Total operating expenses                (8,318)            67,595               322,604
                                     ------------       ------------          ------------
Income from operations before
  disposition or property
  and minority interests                  (13,716)           (75,081)              114,577
                                     ------------       ------------          ------------
Minority interests share
  of net income                                --                 --                   (23)
                                     ------------       ------------          ------------
Net income before
  disposition of property            $    (13,716)      $    (75,081)         $    114,554
                                     ============       ============          ============
Net income per operating
  partnership unit (n)                                                        $       1.64
                                                                              ============
Weighted average operating
  partnership units outstanding                                                 69,983,487
                                                                              ============


        The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, L.P.

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           (unaudited, dollars in thousands, except per share amounts)

(a) Reflects historical consolidated balance sheet of the Company as of September 30, 1997, and the historical consolidated statements of operations for the nine months ended September 30, 1997, and for the year ended December 31, 1996, excluding gains on disposition of property of $18.1 million and $8.4 million, respectively.

(b) Reflects the acquisition of 7.7 million square feet of net rentable property subsequent to September 30, 1997, at an aggregate acquisition cost of $934.2 million, including acquisition costs. The acquisitions were funded with cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, the issuance of investment grade rated unsecured notes, assumption of mortgages, the issuance of operating partnership units, common stock and preferred stock.

    Property                      Acquisition Date          Cost
    --------                      ----------------        -------
    Johnson Ranch Corporate       October   1, 1997       $20,462
    Center
    San Mateo Baycenter II        October   1, 1997        24,900
    Southgate Office Plaza        October  10, 1997        30,966
    Borregas Avenue               October  15, 1997         3,105
    California Circle             October  16, 1997        10,202
    La Jolla Centre I             October  21, 1997        29,526
    Park Plaza                    October  21, 1997         9,508
    Plaza Center/
      U.S. Bank Center            November  4, 1997        80,500
    WCB Portfolio                 November 17, 1997       725,000 (1)
                                                         --------
                                                         $934,169
                                                         ========


    (1) Includes certain properties to be exchanged for operating partnership units valued at $75.0 million in early December 1997.

(c) Reflects borrowings on a unsecured bridge loan of $200.0 million at an assumed interest rate of $6.34% (LIBOR plus .65%) and a maturity of two years. Also reflects assumed issuance of unsecured investment grade rated debt securities of $200.0 million at an assumed interest rate of 7.5% and an assumed maturity of 20 years. The Company has not made a final determination of the proportion of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, or the proposed new unsecured bridge facility, or issuance of debt securities, common stock, preferred stock convertible preferred operating partnership units, or other securities that it intends to issue to meet its financing requirements in connection with the acquisitions described herein.


(d) Reflects the contributions from the issuance of 11,500,000 shares of common stock at a price of $38.88 per share and offering costs of $22.0 million. Also reflects the issuance of 6,000,000 shares of Series C Preferred Stock at $25.00 per share, dividend rate of 7.88% of the liquidation preference of $150.0 million, and offering costs of $3.9 million. As described in note
    (c), the Company has not made a final determination of the proportion of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, or the proposed new unsecured bridge facility, or issuances of debt securities, common stock, preferred stock, convertible preferred operating partnership units or other securities to meet its financing requirements in connection with the acquisition described herein.

(e) Reflects the pending acquisition of 1.5 million square feet of net rentable property subsequent to September 30, 1997, at an aggregate pending acquisition cost of $296.7 million, including estimated acquisition costs. The acquisition will be funded with a combination of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, or the additional new unsecured bridge facility or issuances of debt securities. See notes (c) and (d).

(f) Reflects the disposition of three properties and the repayment of two investments in mortgages totaling $39.3 million and a cost basis of $33.5 million subsequent to September 30, 1997.

(g) Reflects the incremental effect on the Company's revenues, rental expenses and real estate taxes from the acquisition of 4.7 million square feet of net rentable property and two investments in mortgages during 1996. Such amounts represent the operations of the acquired properties and interest earned on mortgages prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based upon asset lives of 3 to 40 years.

(h) Reflects the incremental effect of the Company's revenues, rental expenses and real estate taxes from the acquisition of 15.2 million square feet of net rentable property during 1997. Such amounts represent the operations of the properties prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based upon asset lives of 3 to 40 years.

(i) Reflects the incremental effect on the Company's revenues, rental expense and real estate taxes from the pending acquisition of 1.5 million square feet of net rentable property during 1997. Such amounts represent the operations of the properties prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based on lives of 3 to 40 years.

(j) Reflects the elimination of the operations of (i) 4 properties disposed of in 1996 and (ii) 13 properties disposed of or to be disposed in 1997 included in the historical statements of operations. Also reflects the elimination of interest income from the repayment of the two investments in mortgages.

(k) Reflects the reduction in revenue and expenses for the portion of the WCB Portfolio, aggregating 1.7 million square feet of property, purchased by an affiliate of Spieker Properties, L.P..

(l) Reflects the increase in management fee and interest income from an affiliate of Spieker Properties, L.P. relating to the 1.7 million square feet of property in the WCB Portfolio to be purchased by the affiliate.

(m) Reflects an adjustment to interest expense based upon pro forma debt outstanding as of September 30, 1997, using the actual or assumed interest rate for fixed rate debt and an interest rate of 6.49% on the line of credit which bears interest at LIBOR plus .80%.

(n) The Company's pro forma taxable income for the 12-month period ended September 30, 1997, is approximately $151.0 million, which has been calculated as pro forma income from operations before minority interests for the same period of approximately $131.0 million plus GAAP depreciation and amortization of approximately $75.0 million less tax basis depreciation and amortization and other tax differences of approximately $55.0 million.

(o) Per unit amounts include the assumed contribution from the issuance of common stock and preferred operating partnership units described in notes ((d) and (e)) and reflect the dilutive effects, if any, of outstanding options on a historical basis as of September 30, 1997, and December 31, 1996, respectively, based upon the average price per common share for the period presented. Pro forma per share amounts for the same periods assume an average price per share of $38.88. There is no material difference between primary and fully diluted per share amounts.

    Had Statement of Financial Accounting Standards No. 128 - "Earnings Per Share" been adopted as of January 1, 1996, per unit amounts would have been $1.41 and $1.48 on a historical and pro forma basis, respectively for the nine months ended September 30, 1997, and $1.56 and $1.65 on a historical and pro forma basis, respectively for the year ended December 31, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SPIEKER PROPERTIES, L.P.
                                                        (Registrant)

Date:  November 28, 1997                   By:    /s/ Elke Strunka
       -----------------                      ----------------------------------
                                                  Elke Strunka
                                                  Vice President and
                                                  Principal Accounting Officer
                                                  of Spieker Properties, Inc.,
                                                  general partner